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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 and in registration statements on Form S-8, File Nos. 333-23237, 333-41291 and 333-62157 of our report dated February 2, 2001 included in Radiant Systems, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP



Atlanta, Georgia,
October 18, 2001